                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 15, 2004
                                                       (SEPTEMBER 10, 2004)

                      ALLIED HEALTHCARE INTERNATIONAL INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)

            1-11570                                   13-3098275
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   (COMMISSION FILE NUMBER)              (IRS EMPLOYER IDENTIFICATION NUMBER)

                                    NEW YORK
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         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                  555 MADISON AVENUE, NEW YORK, NEW YORK 10022
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 750-0064
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 3.03.        MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         On September 10, 2004, Allied Healthcare International Inc. (the
"Company") filed an amendment to its certificate of incorporation with the
Department of State of the State of New York that increased the number of shares of common stock, par value $.01 per share, that it is authorized to issue from
62 million shares to 80 million shares. No other changes were effected by the amendment. The amendment was authorized by the shareholders of the Company at the annual meeting of shareholders of the Company held on September 9, 2004.

         If additional shares of common stock are issued, shareholders of the
Company will experience a reduction in their percentage interest in the Company with respect to earnings per share and voting rights and they may experience a reduction in the liquidation value, book value and market value per share. The availability for issuance of additional shares of common stock for issuance could also enable the board of directors to render more difficult or discourage an attempt to obtain control of the Company in the future. For example, the issuance of shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares of our common stock, thereby possibly diluting the interest of a party attempting to obtain control of the
Company.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         3.1      Certificate of Amendment to the Certificate of Incorporation
of Allied Healthcare International Inc. filed with the Department of State of the State of New York on September 10, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 15, 2004

                                          ALLIED HEALTHCARE INTERNATIONAL INC.

                                          By: /s/ Marvet Abbassi
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                                              Name:  Marvet Abbassi
                                              Title: Financial Controller